Exhibit 99.15
The Bank of New York
One Wall Street
New York, NY 10286

The BANK of NEW YORK
December 27, 2006
JPMorgan
270 Park Avenue
New York, NY 10017

Attention:	Tesia Sommer
212 270 1063
          Re: Amended and Restated Five-Year Credit Agreement dated as of January 20, 2006 (the “Credit Agreement”)
Ladies and Gentlemen:
          We refer to the Confidential Information Memorandum dated December 2006 for the Extension of 5-year Revolving Credit Facility.
          We have received your Extension Request, dated December 5, 2006, and pursuant to Section 2.06(c) (Maturity of Loans) of the above-referenced Credit Agreement, we hereby agree to the extension set forth in such request. Upon the effectiveness of the Extension Request in accordance with Section 2.06(c) of the Credit Agreement, the new Maturity Date will be January 20, 2012.
          We have made a notation of this extension on the Schedule of Loans, Payments of Principal attached to our Syndicated Note(s).

Very truly yours,

THE BANK OF NEW YORK

By:	/s/ Christoppher T. Kordes

Christopher T. Kordes
Vice President
212 635-6895